Exhibit 10.45

Tenant: RMDDxUSA Corp.
Suite 302, Three Radnor Corporate Center, 100 Matsonford Road, Radnor, PA 19087

LEASE

THIS LEASE ("Lease") is entered into as of the 16th day of December 2010, between RADNOR CENTER ASSOCIATES, a Pennsylvania limited partnership ("Landlord"), and RMDDxUSA Corp., a Delaware corporation with its principal place of business at 25 Sawyer Passway, Fitchburg, MA 01420 ("Tenant").
In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:
1.PREMISES. Landlord leases to Tenant and Tenant leases from Landlord Suite No. 302, which the parties confirm is 5,364 rentable square feet shown on the space plan attached hereto as Exhibit “A” (“Premises”), located at Three Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087 (“Building”), which is a part of the project located at Radnor Corporate Center, Radnor, Pennsylvania 19087 (“Project”).
Landlord's Work. Tenant agrees to accept the Premises in “AS-IS” condition; however, Landlord covenants to deliver the Premises “broom clean”, vacant and free of all other rights of occupancy, with all Building systems serving the Premises in good working order and condition and further agrees, at Landlord's cost, to (i) install certain system furniture as shown on Exhibit “B”, attached hereto and incorporated herein, and (ii) install a new transaction top of wood or similar material in the existing reception desk (collectively “Landlord's Work”).
2.TERM. The Term of this Lease shall commence on January 1, 2011 (the "Commencement Date"); and shall expire on June 30, 2016 (“Term”).
3.FIXED RENT; SECURITY DEPOSIT.
(a)Commencing on the Commencement Date (“Rent Commencement Date”) and on the first day of each month thereafter, during the Term, Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent as set forth below payable in the monthly installments, by i.) check sent to Landlord, c/o Brandywine Realty Trust, P.O. Box 11951, Newark, NJ 07101-4951; or ii.) wire transfer of immediately available funds to the account at Wachovia Bank, Salem, NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord's accounting department upon written request by Tenant. The first month rent shall be prorated for any partial month of occupancy. “Rent” shall be defined as any sum owed by Tenant to Landlord. All payments of Rent must include the following information: Building Number 231 and Lease Number 593-010744. These numbers shall be provided to Tenant in the COLT;

LEASE PERIOD	PER R.S.F.	MONTHLY INSTALLMENTS	ANNUAL FIXED RENT
01/01/11-06/30/11	$7.60*	$3,397.20	$40,766.40
07/01/11-06/30/12	$26.00*	$11,622.00	$139,464.00
07/01/12-06/30/13	$26.65*	$11,912.55	$142,950.60
07/01/13-06/30/14	$27.32*	$12,210.36	$146,524.37
07/01/14-06/30/15	$28.00*	$12,515.62	$150,187.47
07/01/15-06/30/16	$28.70*	$12,828.51	$153,942.16
*In addition to Fixed Rent, Tenant shall also pay the costs associated with Article 4 and Article 5.

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Exhibit 10.45

(b)Tenant shall pay the first full month's installment and any initial partial month and the Security Deposit by two separate checks upon the Tenant's execution of this Lease. If any amount due from Tenant is not paid to Landlord when due, Tenant shall also pay as Additional Rent a late fee of five (5%) percent of the total payment then due. The late fee shall accrue on the initial date of a payment's due date, irrespectively of any grace period granted hereunder. However, notwithstanding anything herein to the contrary, upon Tenant's written request, Landlord agrees to waive the above referenced late fee one (1) time during any twelve (12) consecutive months of the Term or extensions thereto.
(c)Tenant shall be required to pay a Security Deposit of $34,866.00 under this Lease (the “Security Deposit”), as security for the prompt and complete performance by Tenant of every provision of this Lease. No interest shall be paid to Tenant on the Security Deposit. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default. The use of the Security Deposit by Landlord shall not prevent Landlord from exercising any other remedy provided by the lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord, Tenant agrees, within ten (10) days after written demand therefore is made by landlord to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. In addition, to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $26,000.00 under this Lease, Landlord may require Tenant to increase the Security Deposit to the greater of 91) twice the initial amount of the Security Deposit, and (ii) two months of the then applicable monthly Fixed Rent. If Tenant shall fully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to the Tenant within forty-five (45) days following the termination of the Lease. Upon the return of the Security Deposit to the original Tenant hereunder, or the remaining balance thereof, Landlord shall be completely relieved of liability with respect to the Security Deposit. In the event of a transfer of the Building, Landlord shall have the right to transfer the Security Deposit and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Upon the assumption of such Security Deposit by the transferee, Tenant agrees to look solely to the new landlord for the return of said Security Deposit.

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Exhibit 10.45

4.ADDITIONAL RENT.
(A)Commencing on the January 1, 2012 with regard to Operating Expenses, Taxes, Janitorial Costs, and Snow Removal Costs (as such are defined below), and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord Tenant's share of: (i) Operating Expenses, Taxes, Janitorial Costs, and Snow Removal Costs in excess of the Operating Expenses, Taxes, Janitorial Costs, and Snow Removal Costs in the calendar year 2011 (“Base Year”). Tenant's share is 4.50% (“Tenant's Share”), which is (5,364)/(119,107) expressed as a percentage, which Tenant's Share may increase or decrease as the Building or Premises size increases or decreases. Operating Expenses are defined as all reasonable operating costs and expenses related to the maintenance, operation and repair of the Project incurred by Landlord (“Operating Expenses”), including but not limited to management fee not to exceed three (3%) percent of Rent; capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of the same over the useful life of the improvement in accordance with generally accepted accounting principles and provided such expenses have the effect of reducing Recognized Expenses or are required by a governmental authority after the date of this Lease; and insurance premiums which are defined as all insurance premiums payable by Landlord for insurance with respect to the Project. Taxes are defined as all taxes, assessments and other governmental charges actually paid by Landlord ("Taxes"), including special assessments for public improvements or traffic districts, which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder. Janitorial Costs are defined as all reasonable costs associated with trash and garbage removal and recycling and cleaning and sanitizing the Building (“Janitorial Costs”). Snow Removal Costs are defined as all reasonable costs associated with the removal of snow and ice from the Project (“Snow Removal Costs). Collectively Operating Expenses, Snow Removal Costs, Taxes and Janitorial Costs shall be referred to as “Recognized Expenses”.
(B)Notwithstanding the foregoing, the term "Operating Expenses" shall not include any of the following:
(a)Repairs or other work occasioned by fire, windstorm or other casualty or by the exercise of the right of eminent domain;
(b)Leasing commissions, accountants', consultants', auditors or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;
(c)Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of defects in construction of the Building or the discharge of Landlord's Work;
(d)Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;
(e)Depreciation and amortization;
(f)Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;
(g)Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis;

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Exhibit 10.45

(h)Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;
(i)Ground rents or rentals payable by Landlord pursuant to any over-lease or any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
(j)Costs incurred in managing or operating any "pay for" parking facilities within the Project;
(k)Expenses resulting from the negligence or willful misconduct of Landlord or its employees, contractors or agents;
(l)Any fines or fees for Landlord's failure to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations;
(m)interest, penalties and late charges that are paid or incurred as a result of late payments made by Landlord;
(n)Legal, accounting and other expenses related to Landlord's financing, re-financing, mortgaging or selling the Building or the Project;
(o)Taxes or income taxes of Landlord;
(p)Snow Removal Costs;
(q)Janitorial Costs;
(r)Costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;
(s)Cost of any political, charitable or civic contribution or donation;
(t)Any costs or expenses that are properly chargeable to particular tenants in the Project, including, without limitation, costs and expenses for providing heating and air conditioning service outside of normal business hours and damages to the Project or any part thereof caused by the act or neglect of another tenant;
(u)Any costs or expenses relating to utilities or other services for which Tenant pays for such utilities or other services directly;
(v)Any costs or expenses properly attributable (applying generally accepted accounting principles) to other calendar years;
(w)Costs and expenses paid by Landlord if and to the extent such costs and expenses are incurred by Landlord for any work or service furnished to any other tenant in the Project (other than Tenant) to a materially greater extent and in a materially more favorable manner than furnished generally to the remaining tenants in the Project (including Tenant);
(x)Lease payments for rented equipment the cost of which equipment would constitute a capital expenditure if the equipment were purchased by Landlord; provided, however, if the reasonable amortization of the cost (or a portion thereof) of such equipment would be permitted to be included in the Operating Expenses above if such equipment were purchased by Landlord, the equipment lease payments may be included in Operating Expenses to the same extent; and
(y)Compensation of employees of Landlord above the grade of regional property manager, who are not directly assigned to the operation, management or repair of the Building.

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Exhibit 10.45

(C) Each of the Recognized Expenses shall for all purposes be treated and considered as Additional Rent. Landlord agrees that will not double bill items of Recognized Expenses or include items in Recognized Expenses for which Landlord was paid directly by Tenant or any other tenant or tenants. Tenant shall pay, in monthly installments in advance, on account of Tenant's Share of Recognized Expenses, the estimated amount of the increase of such expenses for such year in excess of the Base Year. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a "Lease Year"), or part thereof, Landlord shall send to Tenant a statement of projected increases in such Recognized Expenses in excess of the Base Year, and shall indicate what Tenant's Share of such expenses shall be. The Base Year shall be adjusted to exclude from the Base Year “extraordinary items” incurred in such calendar year. For purposes of this subparagraph, extraordinary items shall mean either (X) cost increases or decreases over the prior calendar year of eleven and one quarter percent (11.25%) or more with respect to certain on-going line items, or (Y) items which increase Landlord's total expenses and such items have not been included in the determination of expenses by the Landlord (or the Landlord's predecessor in interest) for the prior three years of operating the Building. As soon as administratively available (but not more than 150 days after the expiration of such calendar year), Landlord shall send to Tenant a statement of actual Recognized Expenses for the prior Lease Year showing the Tenant's Share due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of such expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.
(D) Tenant shall have the right, at its sole cost and expense, within ninety (90) days from receipt of Landlord's statement of Recognized Expenses, to audit or have its appointed accountant audit Landlord's records related to Recognized Expenses and Taxes provided that any such audit may not occur more frequently than once each calendar year nor apply to any prior to the year of the statement being reviewed. In the event the Tenant's audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in [Philadelphia, Pennsylvania]. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties' responsibility, shall be divided equally between parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the Tenant's share of the Recognized Expenses claimed by the Landlord exceed Tenant's actual share of recognized Expenses by more than seven percent (7%), the overage of Recognized Expenses and the actual, reasonable hourly costs to Tenant to Tenant's audit (including legal and accounting expenses) shall be reimbursed by the Landlord. In the event Tenant utilizes a contingent fee auditor and Landlord is responsible for the payment of such auditor, Landlord shall only pay the reasonable hourly fee of such auditor.
5.ELECTRIC CHARGES.
(A)    Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason unless caused by the negligence or willful misconduct of Landlord or its employees, contractors or agents. Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time. Notwithstanding anything in this Lease to the contrary, Tenant shall pay to Landlord, as Additional Rent all charges incurred by Landlord, or its agent, for electricity; such charges for the Premises shall be based upon Tenant's Share of the Building, and such charges for the Building common areas shall be based on Tenant's Share of the Building. The aforesaid electricity charges shall commence upon occupancy by Tenant of the Premises. Landlord shall have the right to estimate the electric charge but shall be required to reconcile on an annual basis based on actual consumption for the Building as reflected on invoices received for such period.
(B)    Except for reasons outside of Landlord's control, Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 8:00 A.M. to 1:00 P.M. (“Working Hours”), excluding legal holidays, shall furnish the Premises with heat and air-conditioning in the respective seasons, and at all times provide the Premises with electricity for lighting and usual office equipment. At any hours other than the aforementioned, such heat and air-conditioning services will be provided at Tenant's expense at $65.00 per hour. Landlord shall provide for Tenant's use at the Premises not less than five (5) watts of electrical capacity (demand load) per square foot. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant's use of electricity is excessive, Tenant agrees to pay for the installation of a separate electric meter to measure electrical usage in excess of normal use and to pay Landlord for all such excess electricity registered in such submeter.

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Exhibit 10.45

6.SIGNS; USE OF PREMISES AND COMMON AREAS. Landlord shall provide the original Tenant, hereinabove named, with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project. Tenant's use of the Premises shall be limited to general office use (including, without limitation, the training of employees and business visitors and the performance of demonstrations for the benefit of Tenant's business visitors) and storage incidental thereto (“Permitted Use”). The Permitted Use shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building Tenant shall not install in or for the Premises, any equipment which requires more electric current than is standard. Tenant, at no additional cost, shall have the right, non-exclusive and in common with others, to use (i) the exterior paved driveways and walkways of the Building and the Project for vehicular and pedestrian access to the Building, (ii) the internal common area, including elevators and (iii) the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors; provided that Landlord shall have the right to reasonably restrict or limit Tenant's utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building, however in no event shall Tenant's available parking be reduced to less than four (4) parking spaces per one thousand (1,000) rentable square feet of the Premises (“Building Parking Ratio”).
7.ENVIRONMENTAL MATTERS. Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of applicable law.
8.TENANT'S ALTERATIONS. Except for decorative alterations which do not impact the Building systems or structure and which cost in any one instance less than $3,000.00, Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Notwithstanding anything in this Lease to the contrary, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) installed by or for Tenant, its assignees or sublessees shall be removed by Tenant at the termination of this Lease.
9.ASSIGNMENT AND SUBLETTING.
(A)    Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void. If at any time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, exercisable by notice given to Tenant within thirty (30) days next following Landlord's receipt of Tenant's notice, elect to recapture the Premises if Tenant is proposing to sublet or terminate this Lease in the event of an assignment. In the event Landlord has not exercised its recapture option or otherwise notified Tenant in writing that it is denying consent to the proposed transfer within thirty (30) days next following Landlord's receipt of Tenant's notice, Tenant will again notify Landlord of its proposed transfer and Landlord will have an additional five (5) business days from the date of receipt of the Tenant's second notice to exercise its recapture option or otherwise notify Tenant in writing that it is denying consent to the proper transfer; if Landlord fails to respond within such additional five (5) business day period, then Landlord will be deemed to have waived its recapture option and consent to such transfer. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord shall be entitled to a $250 fee for consenting to any sublet or assignment.

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(B)    For purposes of this Article 9, and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (ii) the proposed assignee of sublessee, in Landlord's reasonable opinion, is not reputable and of good character; (iii) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (iv) Tenant is proposing a sublease at a subrental rate which is less then the then fair market subrental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by the Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (v) the proposed assignee or sublessee will cause Landlord's existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party's business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vi) the nature of such party's proposed business operation is inconsistent with the “Permitted Use” specified herein, would otherwise be in conflict with express provisions of this Lease, would violate the terms of any other lease for the Building in effect as of the date hereof, or would, in Landlord's reasonable judgement, otherwise be incompatible with other tenancies in the Building.
(C)    Notwithstanding anything herein contained to the contrary, Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., a corporation or other entity 50% or more of whose capital stock is owned by the same stockholders owning 50% or more of Tenant's capital stock), parent or subsidiary corporation of Tenant or to a corporation or other entity to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged (Affiliate”), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenants under this Lease, shall have a net worth at least equal to $1,000,000, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

10.LANDLORD'S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (or any time without notice in the case of an emergency). Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that any entry, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant's use of the Premises.
11.REPAIRS AND MAINTENANCE.
(A)    Subject to Sections 14 and 16, Tenant, at its sole cost and expense, shall keep and maintain the Premises in good order and condition, free of rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Notwithstanding the foregoing provisions to the contrary, Tenant shall not be responsible for repairs to or replacements of any structural elements of the Building, except to the extent the need for such repairs or replacements arises from any Alterations by Tenant or from the negligence or willful misconduct of Tenant, its employees, contractors or agents. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant's desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord. When used in this Article 11, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Landlord shall provide the janitorial services for the Premises set forth on Exhibit “C”, the costs of which shall be included in the Janitorial Costs. Subject to the waiver of subrogation set forth in Section 12, in no event shall Tenant be obligated to repair any damage caused solely by any act, omission or negligence of the Landlord or its employees, agents, or contractors; and Landlord shall be solely liable for such repair at Landlord's sole cost and expense.

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(B)    Landlord shall make, at its sole cost and expense, all repairs necessary to maintain, as applicable, the base building HVAC systems, plumbing and electric systems serving the Building and the Premises (but not Tenant specific HVAC, plumbing, or electrical systems (e.g. supplemental HVAC, Premises specific water heaters, specialty lighting, and etc.) installed by or for Tenant, which shall be maintained by Tenant at its cost), and windows, elevators, floors, security system and all other items that constitute a part of the Building and are installed or furnished by Landlord, as well as all repairs necessary to maintain the structural soundness and function of the Building (including the roof and exterior walls), parking lot(s), grounds, site lighting and common areas, such costs to be included as operating expenses to the extent permitted under Article 4 hereof; provided, however, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after Landlord has actual knowledge of the need for the repair or has received written notice from Tenant that such repair is needed, which ever is earlier. Subject to the waiver of subrogation set forth in Section 12, in no event shall Landlord be obligated to repair any damage caused solely by any act, omission or negligence of the Tenant or its employees, agents, invitees, licensees, subtenants or contractors; and Tenant shall be solely liable for such repair at Tenant's sole cost and expense.
12.INSURANCE; SUBROGATION RIGHTS. Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time reasonably require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on the Premises, a policy of "special form" property insurance covering the full replacement value of such property. All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Tenant as insured, and Landlord, Brandywine Realty Trust, Landlord's Agent as additional insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to maintain such insurance and such failure continues for more than five (5) days after written notice thereof, Landlord may, but is not required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord's prior written consent. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder. Each party agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party.
13.INDEMNIFICATION.
(A)    Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, and any negligence or willful act of Tenant or any of Tenant's agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant's obligations shall include any case in which Landlord or Brandywine Realty Trust shall be made a party to any litigation commenced by Tenant (in the case of a third party cross or counter claim) against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then upon notice from Landlord, Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust at Tenant's expense by counsel satisfactory to Landlord, in its reasonable discretion. If after such notice to Tenant, Tenant shall refuse to so defend Landlord, then Landlord shall defend such litigation itself and Tenant shall pay all reasonable costs, expenses and reasonable attorney's fees incurred or paid by Landlord and Brandywine Realty Trust in connection with the defense of such litigation.

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Exhibit 10.45

(B) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney's fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Landlord, Brandywine Realty Trust or its agents, licensees or invitees in or about the Building or Project or elsewhere contrary to the requirements of the Lease, and any negligence or willful act of Landlord, Brandywine Realty Trust or any of their agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Landlord's obligations shall include any case in which Tenant shall be made a party to any litigation commenced by Landlord (in the case of a third party cross or counter claim) or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then upon notice from Tenant, Landlord shall defend, indemnify and hold harmless Tenant at Landlord's expense by counsel satisfactory to Tenant, in its reasonable discretion. If after such notice to Landlord, Landlord shall refuse to so defend Tenant, then Tenant shall defend such litigation itself and Landlord shall pay all reasonable costs, expenses and reasonable attorney's fees incurred or paid by Tenant in connection with the defense of such litigation.
14.FIRE DAMAGE. If (i) the casualty damage is of a nature or extent that, in Landlord's reasonable judgment, the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime) or is not substantially completed within two hundred ten (210) consecutive days after the casualty, or (ii) more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right, or (iv) insurance proceeds are unavailable or insufficient, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within thirty (30) days of the date of casualty. Such notice is to specify a termination date no less than fifteen (15) days after its transmission. In the event of damage or destruction to the Premises or any part thereof, Tenant's obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated, provided that if either party has terminated this Lease pursuant to this Section 14, then such adjustment or abatement will cease as of the effective date of termination.
15.SUBORDINATION; RIGHTS OF MORTGAGEE. This Lease shall be subordinate at all times to the lien or any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within ten (10) day of demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any mortgagee. In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty-five (45) additional days within which to cure such default.
16.CONDEMNATION. If a taking renders the Building reasonably unsuitable for Tenant's Permitted Use, this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term. Tenant shall have the right to make a claim against the Condemnor for the value of Tenant's property so taken, moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

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Exhibit 10.45

17.ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party's written request, to execute and deliver to the other party a written instrument in recordable form certifying all information reasonably requested.
18.DEFAULT. If: Tenant fails to pay any installment of Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord's notice within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 3 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period; Tenant "vacates" the Premises (other than in the case of a permitted subletting or assignment, the performance of any permitted alteration or as a result of a casualty or condemnation) or permits the same to be unoccupied; Tenant fails to bond over a construction or mechanics lien arising or result from Tenant's acts within twenty-five (25) days of demand; Tenant fails to observe or perform any of Tenant's other non-monetary agreements or obligations herein contained within twenty (20) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant promptly commences and thereafter proceeds with all due diligence and in good faith to cure such default; then, in any such event, an “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder.
If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate the Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an Event of Default. 1. Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Rent and expense due hereunder and otherwise payable in installments over the remainder of the Term, and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within fifteen (15) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this lease. 2. Landlord's Damages. The damages which Landlord shall be entitled to recover from Tenant shall be the sum of: (i) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and (ii)(a) all costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant's property, (ii)(b) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (ii)(c) the costs of reletting commissions; and (iii) all Fixed Rent and Additional Rent otherwise payable by Tenant over the remainder of the Term as reduced to present value and all consequential damages relating to Tenant's breach of this lease. Less deducting from the total determined under subsections (i), (ii) and (iii) above, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Term. 3. Landlord's Right to Cure. Without limiting the generality of the foregoing, if Tenant shall fail to perform any of its obligations hereunder, Landlord may, in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord within fifteen (15) days after demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and other legal expenses, together with interest at 12% per annum (“Default Rate”) from the dates of Landlord's incurring of costs or expenses. 4. Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest at the Default Rate. 5. No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

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Exhibit 10.45

In addition to, and not in lieu of any of the foregoing rights granted to Landlord: TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY TENANT TO LANDLORD UNDER OR BY REASON OF THIS LEASE, INCLUDING, WITHOUT LIMITATION, ANY SUM PAYABLE HEREUNDER, AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD'S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, AND ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEY'S FEES OF 5%. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.
WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.
In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.
/S/ PJT (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGEMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD'S COUNSEL FOR VIOLATION OF TENANT'S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

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Exhibit 10.45

19.    SURRENDER. Tenant shall, at the expiration of the Term, promptly vacate and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease. Tenant shall have no right to hold over beyond the expiration of the Term and if Tenant does not vacate as required, Tenant's occupancy shall not be deemed a tenancy at sufferance. During the first thirty (30) days of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty percent (150%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term for an additional month with a Rent of two hundred percent (200%) the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees, incurred by Landlord as a result of such holdover.
20.    RULES AND REGULATIONS. Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit "D" attached hereto and made a part hereof.
21.    GOVERNMENTAL REGULATIONS. Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments; provided, however, Tenant shall not be required to make any Alteration to the structural components of the Building or to the Building systems in order to comply therewith unless (a) such Alteration is required by reason of Alterations having been performed by Tenant, or (b) such Alteration is required by reason of the specific nature of the use of the Premises by Tenant (as opposed to the use of the Premises for general office and storage use). Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the "ADA") (i) as to the design and construction of exterior and interior common areas (e.g. sidewalks, parking areas and common area restrooms) and (ii) with respect to the initial design and construction by Landlord. Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord's Work.
22.    NOTICES. Wherever a notice is required, notice shall be deemed to have been duly given if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class U.S. mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the following addresses:

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Exhibit 10.45

Tenant:    RMDDxUSA Corp.
Three Radnor Corporate Financial Center
100 Matsonford Road Suite 100Radnor, PA 19087
Attn: Michael Hale, Chief Operating Officer
Fax No: (978) 342-0168
E-Mail: mhale@rmddx.com

With a copy to:     RMDDxUSA Corp.
25 Sawyer Passway
Fitchburg, MA 01420
Attn: David Garrison, Chief Financial Officer
Fax No: (978) 342-0168
E-mail: dgarrison@arthrt.com

Landlord:    Radnor Center Associates    Brandywine Realty Trust
555 East Lancaster Avenue, Suite 100    555 East Lancaster Avenue, Suite 100
Radnor, PA 19087    Radnor, PA 19087
Attn: H. Jeffrey DeVuono, Executive Vice President    Attn: Brad A. Molotsky, EVP & General Counsel
Phone No.: 610-325-5600    Phone No.: 610-325-5600
Fax No.: 610-325-5622    Fax No.: 610-832-4928
E-Mail: jeff.devuono@bdnreit.com     E-Mail: brad.molotsky@bdnreit.com

Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.

23.BROKERS. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder, except Grubb & Ellis of Pennsylvania (“Broker”). Landlord shall pay such Broker any commission or other compensation to which such broker may be entitled in connection with this Lease pursuant to separate written agreements between Landlord and such broker. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.
24.LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to Landlord's interest in the Building and the proceeds thereof (including, without limitation, any proceeds relating to sales, insurance, condemnation or refinancing) for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.
25.RELOCATION. Not more than once during any consecutive five (5) year period during the Term, as the same may be extended, Landlord, at its sole expense, on at least sixty (60) days' prior written notice to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable size, configuration and decor in the Building or in the Project. In the event of any such relocation, Landlord shall pay all the reasonable expenses (a) of preparing and decorating the new premises so that they will be substantially similar to the Premises, (b) of moving Tenant's furniture and equipment to the new premises (including Tenant's data and communication wiring and cabling), and (c) incurred and documented by Tenant, up to a maximum amount of $2,500.00, in notifying its clients of such relocation, obtaining new letterhead and business cards, and other incidental expenses related directly to Tenant's relocation. Tenant shall execute any reasonable amendment evidencing the terms of the relocation as Landlord may require in its reasonable discretion.

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Exhibit 10.45

26.    MISCELLANEOUS PROVISIONS. (a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord's written consent for the transfer to such successor or assigns of Tenant unless Landlord's written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 9 hereof; (b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law; (c) Entire Agreement. This Lease, including the Exhibits and any Riders hereto, supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever; (d) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT AND LANLORD; (e) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity; (f) Intentionally omitted; (g) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond either party's reasonable control (collectively “Force Majeure”), either party is unable to furnish or is delayed in furnishing any utility or service required to be furnished by such party under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of such party's other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its monetary obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to such party, or injury to or interruption of such party's business, or otherwise. (h) Financial Statements. Upon Landlord's written request, but not more frequently than once per calendar year, Tenant shall furnish to Landlord, Landlord's Mortgagee, prospective Mortgagee or purchaser reasonably requested financial information; and Landlord shall take reasonable measures to insure that all financial information provided hereunder shall be kept strictly confidential by Landlord and any party receiving such information from Landlord (including any Mortgagee, prospective Mortgagee or purchaser); (i) Authority. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant, and (c) this Lease has been executed under seal in accordance with the laws of the Commonwealth of Pennsylvania; (j) Press Releases.  Landlord shall have the right, without further notice to Tenant, to  include general information relating to this Lease, including Tenant's name, the Building and the square footage of the Premises  in  press releases relating to Landlord's and its affiliates' leasing activity.    Information relating to rates will not be released without Tenant's prior written consent; (k) NAIC NUMBER. Tenant represents and warrants that Tenant's North American Industry Classification (“NAIC”) number under the North American Industry Classification System as promulgated by the Executive Office of the President, Office of Management and Budget is 334510; (l) Consequential Damages. Tenant shall have no liability for any consequential, indirect or punitive damages that are suffered by Landlord or any person claiming by, through or under Landlord, and Landlord shall have no liability for any consequential, indirect or punitive damages that are suffered by Tenant or any person claiming by, through or under Tenant; (m) Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

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Exhibit 10.45

27.CONSENT TO JURISDICTION. Each party hereby consents to the exclusive jurisdiction of the state courts located in Delaware County and Philadelphia County and to the federal courts located in the Eastern District of Pennsylvania.
28.    OFAC/PATRIOT ACT COMPLIANCE. Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the foregoing laws, rules, orders and regulations. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.
27.RENEWAL.
(A)    Provided Tenant is neither in default at the time of exercise nor has Tenant ever incurred an Event of Default (irrespective of the fact that Tenant cured such Event of Default) of any monetary obligations under this Lease, and Tenant (together with any affiliates thereof) is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for one (1) term of five (5) years beyond the end of the initial Term (the "Renewal Term"). Tenant shall furnish written notice of intent to renew one (1) year prior to the expiration of the applicable Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during the Renewal Term shall remain unchanged except that the annual Fixed Rent for the Renewal Term shall be the greater of (i) the Fixed rent for the term expiring, and (ii) Fair Market Rent (as such term is hereinafter defined). All factors regarding Additional Rent shall remain unchanged, and no Tenant Allowance shall be included in the absence of further agreement by the parties. Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the one (1) consecutive five (5) year term hereinabove described. Notwithstanding anything herein to the contrary, the Tenant acknowledges and agrees that it shall be bound to the Renewal Term, subject only to the determination of Fair Market Rent, upon delivery to Landlord of the aforementioned notice of intent to renew, and each party further agrees to execute prior to the expiration of the then expiring term hereof, an appropriate amendment to this Lease, in form and content satisfactory to both Landlord and Tenant, in their respective reasonable judgments, memorializing the extension of the term hereof for the ensuing Renewal Term.

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Exhibit 10.45

(B)    For purposes of this Lease, "Fair Market Rent" shall mean the base rent, for comparable space in the market in which the Premises is located. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent within three (3) months after Tenant's exercise of this renewal option, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other's determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord's and Tenant's determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord's or Tenant's determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord's or Tenant's. The fees of the appraiser shall be paid by the non-prevailing party.

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Exhibit 10.45

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under Seal, the day and year first above written.

WITNESS:                    LANDLORD:
RADNOR CENTER ASSOCIATES
By: Brandywine Radnor Center, LLC,
its general partner

/s/ Kae Helms         By:    /s/ Daniel Palazzo
Name:     Daniel Palazzo
Title:     Vice President Asset Manager

ATTEST:                    TENANT:
RMDDxUSA CORP.

/s/ Michael Hale             By:     /s/ Paul J. Tirjan
Name: Michael Hale                Name:     Paul J. Tirjan
Title: Chief Operations Officer    Title:    Chief Executive Officer

THIS LEASE SHALL NOT BECOME EFFECTIVE UNTIL FULLY EXECUTED BY BOTH LANDLORD AND TENANT.

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